UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company approved the grant of warrants to purchase common stock to three of the Company’s named executive officers, Joseph Flynn, Chief Executive Officer (“Flynn”), Paul Anthony, Chief Financial Officer (“Anthony”) and Simon Vermooten, Executive Vice President – Solutions (“Vermooten”).  The exercise price for each warrant is $1.01 per share, which is based on the closing price of the Company’s common stock on January 16, 2013, the date of grant.  Flynn was granted a warrant to purchase a total of 450,000 shares of common stock, Anthony was granted a warrant to purchase a total of 300,000 shares of common stock and Vermooten was granted a warrant to purchase a total of 375,000 shares of common stock.  Each warrant has a term of ten (10) years from the date of grant and vests in increments based upon the Company achieving certain earnings targets.  Each warrant will vest entirely in the event there is a change in control of the Company.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Exhibit

10.1                      Warrant to Joseph Flynn dated January 16, 2013

10.2                      Warrant to Paul Anthony dated January 16, 2013

10.3                      Warrant to Simon Vermooten dated January 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2013

AUXILIO, INC.

                                        By: /s/ Paul T. Anthony
                                               Paul T. Anthony
                                               Chief Financial Officer